EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the fiscal year ended December 31, 2016. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Global Management, LLC’s financial statements for the relevant periods.

	As of December 31, 2016
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds	Other (1)	Total Apollo Global Management, LLC Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$801,569	$—	$4,760	$806,329
Cash and cash equivalents held at consolidated funds	—	7,335	—	7,335
Restricted cash	4,680	—	—	4,680
Investments	1,567,388	5,378	(78,022)	1,494,744
Assets of consolidated variable interest entities:
Cash and cash equivalents	—	41,318	—	41,318
Investments, at fair value	—	914,110	(283)	913,827
Other assets	—	46,666	—	46,666
Carried interest receivable	1,258,887	—	(1,782)	1,257,105
Due from related parties	518,678	—	(263,825)	254,853
Deferred tax assets	9,949	—	562,314	572,263
Other assets	118,137	768	(45)	118,860
Goodwill	88,852	—	—	88,852
Intangible assets, net	22,721	—	—	22,721
Total Assets	$4,390,861	$1,015,575	$223,117	$5,629,553

Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$57,139	$—	$326	$57,465
Accrued compensation and benefits	52,754	—	—	52,754
Deferred revenue	174,893	—	—	174,893
Due to related parties	131,584	—	506,542	638,126
Profit sharing payable	550,148	—	—	550,148
Debt	1,352,447	—	—	1,352,447
Liabilities of consolidated variable interest entities:
Debt, at fair value	—	827,854	(41,309)	786,545
Other liabilities	—	68,123	(89)	68,034
Due to related parties	—	2,271	(2,271)	—
Other liabilities	81,568	45	—	81,613
Total Liabilities	2,400,533	898,293	463,199	3,762,025

Shareholders’ Equity:
Apollo Global Management, LLC shareholders' equity:
Additional paid in capital	—	—	1,830,025	1,830,025
Accumulated deficit	1,048,009	16,131	(2,050,326)	(986,186)
Accumulated other comprehensive income (loss)	(6,835)	(3,029)	1,141	(8,723)
Total Apollo Global Management, LLC shareholders’ equity	1,041,174	13,102	(219,160)	835,116
Non-Controlling Interests in consolidated entities	6,805	104,180	(20,922)	90,063
Non-Controlling Interests in Apollo Operating Group	942,349	—	—	942,349
Total Shareholders’ Equity	1,990,328	117,282	(240,082)	1,867,528
Total Liabilities and Shareholders’ Equity	$4,390,861	$1,015,575	$223,117	$5,629,553

(1) Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.

	For the Fiscal Year Ended December 31, 2016
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds	Other (1)	Total Apollo Global Management, LLC Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees from related parties	$1,047,208	$(77)	$(3,618)	$1,043,513
Advisory and transaction fees from related parties, net	146,665	—	—	146,665
Carried interest income from related parties	781,988	—	(1,782)	780,206
Total Revenues	1,975,861	(77)	(5,400)	1,970,384

Expenses:
Compensation and benefits:
Salary, bonus and benefits	389,130	—	—	389,130
Equity-based compensation	102,983	—	—	102,983
Profit sharing expense	357,074	—	—	357,074
Total Compensation and Benefits	849,187	—	—	849,187
Interest expense	43,482	—	—	43,482
General, administrative and other	246,825	120	55	247,000
Placement fees	26,249	—	—	26,249
Total Expenses	1,165,743	120	55	1,165,918

Other Income:
Net gains from investment activities	138,608	1,113	—	139,721
Net gains (losses) from investment activities of consolidated variable interest entities	—	(2,023)	7,038	5,015
Income from equity method investments	104,841	—	(1,663)	103,178
Interest income	4,553	1,157	(1,638)	4,072
Other income, net	1,351	—	3,211	4,562
Total Other Income	249,353	247	6,948	256,548
Income before income tax provision	1,059,471	50	1,493	1,061,014
Income tax provision	(9,899)	—	(80,808)	(90,707)
Net Income	1,049,572	50	(79,315)	970,307
Net (income) loss attributable to Non-Controlling Interests	(569,070)	1,613	—	(567,457)
Net Income Attributable to Apollo Global Management, LLC	$480,502	$1,663	$(79,315)	$402,850

(1) Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.